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                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 1997 included in Trustmark Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement on Form S-8.


/s/ Arthur Andersen LLP
-----------------------
    Arthur Andersen LLP




Jackson, Mississippi,
September 15, 1997.